EXHIBIT 23.2

June 27, 2011

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Bollente Companies Inc. 2011 Non-Qualified Officers, Directors, Consultants, & Employees Stock Compensation Plan, of our report dated April 13, 2011, with respect to our audit of the financial statements of Bollente Companies, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

/S/ De Joya Griffith & Company, LLC.
De Joya Griffith & Company, LLC.
Henderson, Nevada